Exhibit 10.5(e)

SIXTH AMENDMENT OF LEASE

(2nd Floor (including mezzanine), 21st, 22nd, 23rd, 24th, 27th, 29th, 31st, 36th, 39th and 40th Floors)

THIS SIXTH AMENDMENT OF LEASE (this “Agreement” or “Sixth Amendment”) is made as of May 23, 2013 (the “Effective Date”), by and between 500-512 SEVENTH AVENUE LIMITED PARTNERSHIP, a New York limited partnership (“Landlord”) having an address c/o Newmark Grubb Knight Frank, 125 Park Avenue, New York, New York 10017, and G-III LEATHER FASHIONS, INC., a New York corporation, having an address at 512 Seventh Avenue, New York, New York, 10018 (“Tenant”).

RECITALS:

WHEREAS, 500/512 Seventh Avenue Associates, Landlord’s predecessor-in-interest, and BET Studio LLC, Tenant’s predecessor-in-interest, entered into a certain agreement of lease dated as of April 23, 1997 (“Original Lease”), as amended by (i) the First Amendment to Lease dated as of July 1, 2000 (“First Amendment”), (ii) the Second Amendment to Lease dated as of May 1, 2001 (“Second Amendment”), (iii) the Third Amendment of Lease dated as of March 26, 2010 (“Third Amendment”), (iv) the Fourth Amendment of Lease dated as of September 1, 2010 (“Fourth Amendment”), and (v) the Fifth Amendment of Lease dated as of November 2, 2010 (“Fifth Amendment”) (collectively, and as amended hereby, the “Lease”) currently for the 21st, 22nd, 23rd, 24th, 27th, 29th, 36th, 39th and 40th Floors (collectively, the “Premises”) as more particularly described in the Lease, in the office building located at and known as 512 Seventh Avenue, New York, New York (the “Building”); and

WHEREAS, the term of the Lease with respect to the portion of the Premises on the 29th Floor of the Building (the “29th Floor Space”), as more fully described in the Lease, is scheduled to expire on November 30, 2013; and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease with respect to the 29th Floor Space for a period of nine (9) years and four (4) months (to March 31, 2023) upon the terms and conditions hereinafter set forth; and

WHEREAS, pursuant to the Third Amendment, Tenant has exercised the Expansion Option with respect to the 2nd Floor (including mezzanine), 27th Floor, 39th Floor and 40th Floor of the Building; and

WHEREAS, Landlord and Tenant desire to confirm the terms of the Lease with respect to the 2nd Floor (including mezzanine), 27th Floor, 39th Floor and 40th Floor of the Building; and

WHEREAS, Landlord and Tenant desire to add to the Premises the entire rentable area of the 31st Floor of the Building (“31st Floor Space”), as more fully described in Exhibit A annexed hereto and made a part hereof, for a term of nine (9) years, ten (10) months, and nine (9) days from May 23, 2013 to March 31, 2023 (both dates inclusive), pursuant to the terms and conditions of the Lease, except as otherwise set forth herein; and

WHEREAS, Landlord and Tenant desire to set forth the terms of Tenant’s option to renew the Lease (for a renewal term of five (5) years to March 31, 2028) with respect to the 2nd Floor (including mezzanine), 27th Floor, 29th Floor Space, 31st Floor Space, 39th Floor, and 40th Floor of the Building; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto by these presents do covenant and agree as follows:

1. Recitals; Definitions. The Recitals set forth above are true and correct and are incorporated herein and form a part of this Agreement. Unless otherwise defined in this Agreement, all terms used in this Agreement that are defined in the Lease shall have the meanings ascribed to them in the Lease.

2. Extension of 29th Floor Term. The term of the Lease with respect to the 29th Floor Space is hereby extended for a period of nine (9) years and four (4) months (“29th Floor Extension Term”), commencing on December 1, 2013 and ending on March 31, 2023, or until the term shall sooner cease or expire as hereinafter provided, by law or otherwise, both dates inclusive. From and after the date hereof, with respect to the 29th Floor Space, all references in the Lease to (i) “term” shall be deemed to mean the term of the Lease as extended by this Agreement, and (ii) “Expiration Date” shall be deemed to mean March 31, 2023, unless Tenant’s lease of the 29th Floor Space is further extended pursuant to Article 18 of this Agreement.

3. Rent for 29th Floor Space through and including November 30, 2013. From the Effective Date through and including November 30, 2013, Tenant shall continue to pay to Landlord Fixed Rent and additional rent for the 29th Floor Space pursuant to the Lease.

4. Fixed Rent for 29th Floor Space During 29th Floor Extension Term. During the 29th Floor Extension Term, Tenant shall pay to Landlord, in accordance with the terms and conditions set forth in the Lease, Fixed Rent for the 29th Floor Space in the amounts set forth below:

Time Period	Fixed Rent per Annum and per Month (29th Floor Space During 29th Floor Extension Term)

December 1, 2013 – March 31, 2014	$422,486.55 per annum ($35,207.21 per month)

April 1, 2014 – March 31, 2015	$433,048.71 per annum ($36,087.39 per month)

April 1, 2015 – March 31, 2016	$443,874.93 per annum ($36,989.58 per month)

Time Period	Fixed Rent per Annum and per Month (29th Floor Space During 29th Floor Extension Term)

April 1, 2016 – March 31, 2017	$454,971.81 per annum ($37,914.32 per month)

April 1, 2017 – March 31, 2018	$466,346.10 per annum ($38,862.18 per month)

April 1, 2018 – March 31, 2019	$478,004.75 per annum ($39,833.73 per month)

April 1, 2019 – March 31, 2020	$489,954.87 per annum ($40,829.57 per month)

April 1, 2020 – March 31, 2021	$502,203.74 per annum ($41,850.31 per month)

April 1, 2021 – March 31, 2022	$514,758.84 per annum ($42,896.57 per month)

April 1, 2022 – March 31, 2023	$527,627.81 per annum ($43,968.98 per month)

Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay Fixed Rent for the 29th Floor Space.

5. Electricity, Water, Sewer and Sprinkler for 29th Floor Space During 29th Floor Extension Term. During the 29th Floor Extension Term, Tenant shall continue to pay for all of the following with respect to the 29th Floor Space: (i) electrical use on a ‘submetering’ basis in accordance with Article Twenty-Second of the First Amendment, (ii) water and sewer charges of $102 per month in accordance with Article Twenty-Third of the Original Lease, and (iii) a sprinkler supervisory service charge of $102 per month in accordance with Article Twenty-Fourth of the Original Lease.

6. Real Estate Taxes for 29th Floor Space During 29th Floor Extension Term. During the 29th Floor Extension Term, Tenant shall pay real estate tax escalation with respect to the 29th Floor Space in accordance with Article Fifty-Eighth of the Original Lease except that (i) the base tax year shall be the New York City real estate tax year commencing July 1, 2013 and ending June 30, 2014, (ii) the base tax year and each of the comparative years’ taxes shall be calculated without giving effect to any tax abatement or exemption, and (iii) The Percentage for the 29th Floor Space shall be 2.37%.

7. Additional Rent for 29th Floor Space During 29th Floor Extension Term. In addition to the Fixed Rent and specific items of additional rent set forth above, during the 29th Floor Extension Term, Tenant shall continue to be responsible for all additional rent with respect to the 29th Floor Space as set forth in the Lease. Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay additional rent for the 29th Floor Space.

8. No Landlord Work; No Work Contribution

Tenant hereby acknowledges and agrees that Landlord shall not be obligated or required to perform any work or to make any alterations or decorations, or install any fixtures, equipment or improvements or make any repairs or replacements to or in (i) the 29th Floor Space in connection with this Agreement or the extension of the term of the Lease with respect to the 29th Floor Space pursuant to this Agreement, (ii) except for the removal of asbestos in friable condition, if any, (as expressly required pursuant to Article 11 of this Agreement), the 31st Floor Space in connection with this Agreement or the inclusion of the 31st Floor Space pursuant to this Agreement, or (iii) any other portion of the Premises or the Building in connection with this Agreement.

Tenant hereby acknowledges and agrees that, except to the extent that the 31st Floor Work Contribution (as hereafter defined) is applied toward Tenant’s cost of alterations performed to the 29th Floor Space, Landlord shall not be obligated or required to pay any work contribution or provide any work allowance in connection with the extension of the term of the Lease with respect to the 29th Floor Space pursuant to this Agreement or in connection with any alterations that Tenant might perform to the 29th Floor Space (which alterations shall be performed in accordance with the Lease).

9. Expansion to 27th Floor, 39th Floor and 40th Floor. Landlord and Tenant acknowledge and agree (i) that Tenant has timely exercised the Expansion Option pursuant to the Third Amendment with respect to the 27th Floor, the 39th Floor and the 40th Floor of the Building, (ii) that Landlord has delivered possession of (a) the 27th Floor on April 30, 2010, (b) the 39th Floor on September 1, 2010, and (c) the 40th Floor on May 3, 2010, all in accordance with the Lease, (iii) that each such floor has therefore been incorporated into the Premises as of the date that possession was delivered, (iv) that Tenant is currently leasing each such floor in accordance with the Lease for a term expiring on March 31, 2023 or until the term shall sooner cease or expire as provided in the Lease, by law or otherwise, (v) that, for the sake of certainty, subject to any offsets set forth in the Lease, the Fixed Rent (a) with respect to the 39th Floor is as set forth in Articles 3 and 4 of the Fourth Amendment, and (b) with respect to the 27th Floor and the 40th Floor is as follows:

Time Period	Fixed Rent per Annum and per Month (27th Floor)

May 1, 2010 – March 31, 2011	$375,906.00 per annum ($31,325.50 per month)

April 1, 2011 – March 31, 2012	$385,303.65 per annum ($32,108.64 per month)

April 1, 2012 – March 31, 2013	$394,936.24 per annum ($32,911.35 per month)

Time Period	Fixed Rent per Annum and per Month (27th Floor)

April 1, 2013 – March 31, 2014	$404,809.65 per month ($33,734.14 per month)

April 1, 2014 – March 31, 2015	$414,929.89 per annum ($34,577.49 per month)

April 1, 2015 – March 31, 2016	$425,303.14 per annum ($35,441.93 per month)

April 1, 2016 – March 31, 2017	$460,187.71 per annum ($38,348.98 per month)

April 1, 2017 – March 31, 2018	$471,692.41 per annum ($39,307.70 per month)

April 1, 2018 – March 31, 2019	$483,484.72 per annum ($40,290.39 per month)

April 1, 2019 – March 31, 2020	$495,571.84 per annum ($41,297.65 per month)

April 1, 2020 – March 31, 2021	$507,961.13 per annum ($42,330.09 per month)

April 1, 2021 – March 31, 2022	$520,660.16 per annum ($43,388.35 per month)

April 1, 2022 – March 31, 2023	$533,676.66 per annum ($44,473.06 per month)

Time Period	Fixed Rent per Annum and per Month (40th Floor)

May 3, 2010 – March 31, 2011	$329,344.00 per annum ($27,445.33 per month)

April 1, 2011 – March 31, 2012	$337,577.60 per annum ($28,131.47 per month)

April 1, 2012 – March 31, 2013	$346,017.04 per annum ($28,834.75 per month)

April 1, 2013 – March 31, 2014	$354,667.47 per month ($29,555.62 per month)

Time Period	Fixed Rent per Annum and per Month (40th Floor)

April 1, 2014 – March 31, 2015	$363,534.15 per annum ($30,294.51 per month)

April 1, 2015 – March 31, 2016	$372,622.51 per annum ($31,051.88 per month)

April 1, 2016 – March 31, 2017	$403,186.07 per annum ($33,598.84 per month)

April 1, 2017 – March 31, 2018	$413,265.72 per annum ($34,438.81 per month)

April 1, 2018 – March 31, 2019	$423,597.36 per annum ($35,299.78 per month)

April 1, 2019 – March 31, 2020	$434,187.30 per annum ($36,182.27 per month)

April 1, 2020 – March 31, 2021	$445,041.98 per annum ($37,086.83 per month)

April 1, 2021 – March 31, 2022	$456,168.03 per annum ($38,014.00 per month)

April 1, 2022 – March 31, 2023	$467,572.23 per annum ($38,964.35 per month)

and (vi) that additional rent with respect to the 27th Floor, 39th Floor and 40th Floor is as set forth in the Lease and that for the sake of certainty, for the purpose of calculating real estate tax escalation with respect to the 27th Floor, 39th Floor and 40th Floor, the base tax year for each such Floor is the New York City real estate tax year commencing July 1, 2011 and ending June 30, 2012.

10. Expansion to Second Floor (including mezzanine). Landlord and Tenant acknowledge and agree that Tenant has timely exercised the Expansion Option pursuant to the Third Amendment with respect to the Second Floor (including mezzanine). Pursuant to the

Lease, (i) the Second Floor (including mezzanine) shall be incorporated into the Premises as of the date (“Second Floor (IM) Inclusion Date”) that Landlord delivers to Tenant possession of the Second Floor (including mezzanine) in accordance with the Lease; (ii) from and after the Second Floor (IM) Inclusion Date, Tenant shall lease the Second Floor (including mezzanine) on the terms and conditions set forth in the Lease for a term expiring on March 31, 2023, or until the term shall sooner cease or expire as provided in the Lease, by law or otherwise; (iii) the Fixed Rent for the Second Floor (including mezzanine) shall be $504,396 per annum for the period commencing on the Second Floor (IM) Inclusion Date and ending on March 31, 2016 with annual increases during such period, on each April 1, of 2.5% cumulative and compounding. On April 1, 2016, the then escalated Fixed Rent for the Second Floor (including mezzanine) shall increase (I) by 2.5% on a cumulative and compounding basis, and then (II) by the amount of $28,022. The Fixed Rent for the Second Floor (including mezzanine) as determined by (I) and (II) of the preceding sentence shall escalate by 2.5% annually on a cumulative and compounding basis on each April 1 during the period beginning April 2, 2016 and continuing to and including March 31, 2023. Notwithstanding anything above to the contrary, in the event that the Second Floor (IM) Inclusion Date occurs after March 31, 2016, the Fixed Rent for the Second Floor (including mezzanine) from the Second Floor (IM) Inclusion Date shall be $532,418 per annum for the period commencing on the Second Floor (IM) Inclusion Date and ending on March 31, 2023 with annual increases during such period, on each April 1, of 2.5% cumulative and compounding. For the sake of certainty, and by way of example only, if the Second Floor (IM) Inclusion Date is September 1, 2013, the Fixed Rent for the Second Floor (including mezzanine) shall be as follows: Fixed Rent for the period beginning September 1, 2013 shall be $504,396 per annum. On April 1, 2014, the Fixed Rent shall increase by 2.5% (cumulative and compounding)

to $517,005.90 per annum. On April 1, 2015, the Fixed Rent shall increase by 2.5% (cumulative and compounding) to $529,931.05 per annum. On April 1, 2016, the Fixed Rent per annum shall increase (I) by 2.5% (cumulative and compounding) to $543,179.32, and (II) by $28,022 to $571,201.32. On April 1, 2017, the Fixed Rent shall be increased by 2.5% (cumulative and compounding) to $585,481.36 per annum. On April 1, 2018, the Fixed Rent shall be increased by 2.5% (cumulative and compounding) to $600,118.39 per annum. On April 1, 2019, the Fixed Rent shall be increased by 2.5% (cumulative and compounding) to $615,121.35 per annum. On April 1, 2020, the Fixed Rent shall be increased by 2.5% (cumulative and compounding) to $630,499.38 per annum. On April 1, 2021, the Fixed Rent shall be increased by 2.5% (cumulative and compounding) to $646,261.87 per annum. On April 1, 2022, the Fixed Rent shall be increased by 2.5% (cumulative and compounding) to $662,418.42 per annum; and (iv) additional rent with respect to the Second Floor (including mezzanine) shall be payable as set forth in the Lease. For the sake of certainty, for the purpose of calculating real estate tax escalation with respect to the Second Floor (including mezzanine), irrespective of when the Second Floor (IM) Inclusion Date occurs, the base tax year for the Second Floor (including mezzanine) shall be the New York City real estate tax year commencing July 1, 2011 and ending June 30, 2012.

11. 31st Floor Space. The Premises shall be expanded to include the 31st Floor Space for the period commencing May 23, 2013 and ending March 31, 2023 (both dates inclusive) (“31st Floor Space Term”). Tenant shall, on May 23, 2013, take possession of the 31st Floor Space pursuant to the terms of the Lease, in its “as is”, “where is” condition, with all faults; provided however, that the 31st Floor Space shall, on May 23, 2013 be free of (i) all tenancies and occupants other than Tenant and its employees, agents and subsidiaries, (ii)

violations that would prevent Tenant from obtaining a work permit for the performance of Tenant’s Initial 31st Floor Work (as hereafter defined), and (iii) asbestos in friable condition. Tenant agrees that if at any time, it uncovers asbestos while making improvements to the 31st Floor Space and the asbestos is not in friable condition, or is or can be encapsulated, then Landlord will have no obligation to remove the asbestos. By way of example, if there is VAT tile, which is covered, or shall be covered by Tenant with other floor covering, Landlord shall have no obligation to remove the VAT tile. If Tenant elects to perform demolition work within the 31st Floor Space, Landlord agrees to obtain for Tenant an ACP-5 for any such work within twenty (20) days after receipt from Tenant of demolition plans for the 31st Floor Space. LANDLORD AND LANDLORD’S AGENTS HAVE MADE NO REPRESENTATION OR WARRANTY TO TENANT, EXPRESS OR IMPLIED, RESPECTING THE CONDITION OF THE 31ST FLOOR SPACE LEASED HEREUNDER OR THE BUILDING, INCLUDING WITHOUT LIMITATION (A) ANY IMPLIED OR EXPRESS WARRANTY OF QUALITY, CONDITION OR TENANTABILITY, OR (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Except for the removal of asbestos in friable condition, if any, (as expressly required pursuant to this Article 11 of this Agreement), Landlord shall not be obligated or required to do any work or make any alterations or decorations or install any fixtures, equipment or improvements or make any repairs or replacements to the 31st Floor Space to prepare or fit the same for Tenant’s use or for any other reason whatsoever. Except as expressly set forth herein, Landlord shall not be obligated or required to pay any work contribution or construction allowance in connection with Tenant’s lease of the 31st Floor Space.

12. Fixed Rent for 31st Floor Space During 31st Floor Space Term. During the 31st Floor Space Term, Tenant shall pay to Landlord, in accordance with the terms and conditions set forth in the Lease, Fixed Rent for the 31st Floor Space in the amounts set forth below:

Time Period	Fixed Rent per Annum and per Month (31st Floor Space)

May 23, 2013 – March 31, 2014	$496,797.00 per annum ($41,399.75 per month)

April 1, 2014 – March 31, 2015	$509,216.93 per annum ($42,434.74 per month)

April 1, 2015 – March 31, 2016	$521,947.35 per annum ($43,495.61 per month)

April 1, 2016 – March 31, 2017	$534,996.03 per annum ($44,583.00 per month)

April 1, 2017 – March 31, 2018	$548,370.93 per annum ($45,697.58 per month)

April 1, 2018 – March 31, 2019	$562,080.21 per annum ($46,840.02 per month)

April 1, 2019 – March 31, 2020	$576,132.21 per annum ($48,011.02 per month)

April 1, 2020 – March 31, 2021	$590,535.52 per annum ($49,211.29 per month)

April 1, 2021 – March 31, 2022	$605,298.90 per annum ($50,441.58 per month)

April 1, 2022 – March 31, 2023	$620,431.38 per annum ($51,702.61 per month)

Provided and on condition that Tenant is not then in default under the terms of the Lease beyond any applicable grace and notice periods, Tenant shall be entitled to a one-time credit against the obligation to pay Fixed Rent for the 31st Floor Space only, in the aggregate amount of $124,199.25 (“31st Floor Space Credit”) to be applied against the Fixed Rent for the 31st

Floor Space beginning on May 23, 2013 and continuing thereafter until exhausted. Except for the 31st Floor Space Credit, Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay Fixed Rent for the 31st Floor Space.

13. Electricity, Water, Sewer and Sprinkler for 31st Floor Space During 31st Floor Term. During the 31st Floor Space Term, Tenant shall pay for all of the following with respect to the 31st Floor Space: (i) electrical use on a ‘submetering’ basis in accordance with Article Twenty-Second of the First Amendment, (ii) water and sewer charges of $102 per month in accordance with Article Twenty-Third of the Original Lease, and (iii) a sprinkler supervisory service charge of $102 per month in accordance with Article Twenty-Fourth of the Original Lease.

14. Real Estate Taxes for 31st Floor Space During 31st Floor Space Term. During the 31st Floor Space Term, Tenant shall pay real estate tax escalation with respect to the 31st Floor Space in accordance with Article Fifty-Eighth of the Original Lease except that (i) the base tax year shall be the New York City real estate tax year commencing July 1, 2013 and ending June 30, 2014, (ii) the base tax year and each of the comparative years’ taxes shall be calculated without giving effect to any tax abatement or exemption, and (iii) The Percentage for the 31st Floor Space shall be 2.37%.

15. Additional Rent for 31st Floor Space During 31st Floor Space Term. In addition to the Fixed Rent and specific items of additional rent set forth above, during the 31st Floor Space Term, Tenant shall continue to be responsible for all additional rent with respect to the 31st Floor Space as set forth in the Lease. Tenant shall not be entitled to any free rent, rent abatement, or rent credit of any kind against Tenant’s obligation to pay additional rent for the 31st Floor Space.

16. Work Contribution (31st Floor Space). Provided Tenant shall not be in default under this Lease beyond the expiration of any applicable notice and cure periods, Landlord shall contribute as hereinafter provided an amount (“31st Floor Work Contribution”) not to exceed a maximum of $302,925.00 toward (a) Tenant’s actual “hard costs” of performing and completing Tenant’s build out of the 31st Floor Space (“Tenant’s Initial 31st Floor Work”), which Tenant’s Initial 31st Floor Work shall be subject to the Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto), (b) “Soft Costs” incurred in connection with Tenant’s Initial 31st Floor Work, including architectural and engineering fees and other soft costs incurred in connection with Tenant’s Initial 31st Floor Work (Soft Costs shall mean the cost of space planning, engineering and design costs, third party construction management fees, permitting, furniture, moving and other soft costs and data and voice equipment, cabling, wiring and related expenses), and (c) the actual Hard Costs and/or Soft Costs of any other alterations being performed by Tenant to the Premises on any floor of the Premises (which alterations shall be subject to the Tenant alteration provisions of the Lease (including, without limitation, the requirement that Tenant obtain Landlord’s prior written consent thereto)).

Provided that the Lease is in full force and effect and no event of default shall have occurred and is continuing hereunder beyond the expiration of any applicable notice and cure periods, and provided further that there are no outstanding mechanic’s lien, financing statement or other lien, charge or order in existence filed against Landlord, or against all or any portion of the Premises, or the Building due to any act or omission of Tenant or any of Tenant’s contractors or affiliates that has not been actually released and discharged of record or bonded or insured over to the reasonable satisfaction of Landlord, Landlord shall make progress payments to

Tenant on account of the 31st Floor Work Contribution on a periodic basis, not more frequently than monthly, in reimbursement of the cost of the work performed by or on behalf of Tenant and paid for by Tenant for Tenant’s Initial 31st Floor Work and/or other alterations to the Premises (and not previously reimbursed out of disbursements from the 31st Floor Work Contribution). Concurrently with a request by Tenant for reimbursement out of the 31st Floor Work Contribution, Tenant shall provide documentation to Landlord evidencing that Tenant has retained a portion of the total amounts then due to Tenant’s general contractor which portion shall not be less than (a) ten percent (10%) until at least fifty percent (50%) of the Tenant’s Initial 31st Floor Work and/or other alterations to the Premises have been substantially completed and (b) five percent (5%) until all of Tenant’s Initial 31st Floor Work and/or other alterations to the Premises have been substantially completed. Each of Landlord’s progress payments will be limited to an amount equal to (a) the aggregate amounts theretofore paid by Tenant (as certified by an authorized officer of Tenant) to Tenant’s contractors, subcontractors and material suppliers (excluding any payments for which Tenant has previously been reimbursed out of previous disbursements from 31st Floor Work Contribution), multiplied by (b) a fraction (which shall not exceed 1.0), the numerator of which is the amount of 31st Floor Work Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for Tenant’s Initial 31st Floor Work and other alterations to the Premises, then Landlord’s reasonable estimate thereof) for the performance of all of Tenant’s Initial 31st Floor Work and other alterations to the Premises shown on all plans and specifications approved by Landlord. Provided that Tenant delivers requisitions to Landlord no more than once every thirty (30) days, such progress payments shall be made within thirty (30) days after the delivery to Landlord of requisitions therefor, signed by an officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) copies of partial waivers of lien from all contractors, subcontractors and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord, (iii) copies of canceled checks from Tenant’s general contractor evidencing the payment in full of the work for which such requisition is being made, and (iv) such other documents and information as Landlord may reasonably request. Provided true, correct and complete requisitions are made no more often than every thirty (30) days, and provided further that the required accompanying documentation as set forth in this Article 16 is delivered to Landlord with such requisition, such requisition shall be paid by Landlord within thirty (30) days after Landlord’s receipt of the applicable requisition. All requisitions shall be submitted on AIA Form G702 and G703. All requisitions must be submitted on or before October 31, 2014 (the “Final Submission Date”), time being of the essence as to such date. The amounts requested under Tenant’s final requisition of the 31st Floor Work Contribution (which shall include, without limitation, the 5% Retainage (as hereafter defined)) shall not be disbursed until all documentation required under this Article 16, together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for Tenant’s Initial 31st Floor Work and other alterations to the Premises by all Governmental Authorities having jurisdiction thereover (it being acknowledged that a copy of the back of the building permit with “sign-offs” from the applicable inspectors shall satisfy the requirements of this subsection (A)). Notwithstanding anything set forth above to the contrary, the requirements set forth in this subsection (A) shall not be a prerequisite to payment by Landlord of the final requisition of the 31st Floor Work Contribution; provided, however, should Tenant fail to submit the items required by this subsection (A), Landlord shall have the absolute right to retain an amount equal to five percent (5%) of the 31st Floor Work Contribution (“5% Retainage”) until such time as Tenant submits the items required by this subsection (A), (B) final “as-built” plans and specifications for Tenant’s Initial 31st Floor Work and other alterations to the Premises, (C) the issuance of final lien waivers by all contractors, subcontractors and material suppliers (in each case having contracts with a value over $2,000) covering all of Tenant’s Initial 31st Floor Work and other alterations to the Premises, and (D) copies of canceled checks from Tenant’s general contractor evidencing the payment in full of Tenant’s Initial 31st Floor Work and other alterations to the Premises. Notwithstanding anything to the contrary set forth in this Lease, the 31st Floor Work Contribution shall be paid by Landlord in no less than three (3) installments with each installment other than the final installment constituting no more than forty percent (40%) of the 31st Floor Work Contribution. Notwithstanding anything to the contrary set forth in this Article 16, if Tenant fails to pay when due any sums due and payable to any of Tenant’s contractors or material suppliers, and Tenant shall fail to remove or bond any lien within ten (10) days after notice from Landlord of such failure, such failure shall constitute an event of default under the Lease without the requirement of any other notice of any kind, and, without limitation of Landlord’s other rights and remedies hereunder, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and sums so paid by Landlord shall be deemed additional rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefore. Under no circumstance shall Landlord contribute in excess of the 31st Floor Work Contribution. Any costs in excess of the

31st Floor Work Contribution shall be the sole responsibility of Tenant. Tenant shall be entitled to receive a portion of the 31st Floor Work Contribution (which portion shall in no event exceed $60,585.00 (the “Maximum Portion”)) not actually expended by Tenant in the performance of Tenant’s Initial 31st Floor Work or Tenant’s other alterations and/or Soft Costs and/or not paid by Landlord as required herein, as a credit against Fixed Rent for the 31st Floor Space, but not additional rent, for the period beginning November 1, 2014 and continuing thereafter until exhausted but only provided on condition that at the time of application of such credit, (i) Tenant is not then in default of its obligations to pay Fixed Rent or additional rent and that no other material event of default shall have occurred and be continuing hereunder, and (ii) Tenant has completed Tenant’s Initial 31st Floor Work and has provided to Landlord reasonable proof that Tenant has paid in full the cost of Tenant’s Initial 31st Floor Work, Tenant’s other alterations to the Premises, and Soft Costs. For the sake of certainty, in the event that as of November 1, 2014 (ie. the day immediately following the Final Submission Date) with time being of the essence, Tenant shall have failed to requisition (in accordance with the Lease) a portion of the 31st Floor Work Contribution which exceeds the Maximum Portion, Tenant shall forever waive Tenant’s right to receive (in every respect, including, without limitation as a credit and/or as a work contribution) such excess portion of the 31st Floor Work Contribution over and above the Maximum Portion. No portion of the 31st Floor Work Contribution may be assigned by Tenant prior to the actual payment thereof by Landlord. Landlord has made no representations as to the projected cost of Tenant’s Initial 31st Floor Work, Soft Costs, or of Tenant’s other alterations to the Premises.

17. Increase In Security Deposit. Article Thirty-Eighth of the Original Lease is hereby amended to reflect that effective as of the date hereof, the security deposit under the

Lease shall be increased by the sum of $76,606.96. Concurrently herewith, Tenant has delivered to Landlord the sum of $76,606.96 so as to increase the security deposit pursuant to the preceding sentence. From and after the Effective Date, the security deposit (as increased hereby) shall continue to be maintained by Landlord pursuant to Article Thirty-Eighth of the Original Lease.

18. Renewal Option with Respect to 2nd Floor (including mezzanine), 27th Floor, 29th Floor Space, 31st Floor Space, 39th Floor, and 40th Floor.

Tenant’s one (1) time option to renew the term of the Lease for a term of five (5) years (commencing April 1, 2023 and ending March 31, 2028) as set forth in Article 14 of the Third Amendment, shall apply and extend to Tenant’s lease of each of the 2nd Floor (including mezzanine), 27th Floor, 29th Floor Space, 31st Floor Space, 39th Floor, and 40th Floor of the Building, subject to Tenant’s satisfaction of all of the conditions set forth in Article 14 of the Third Amendment, including, without limitation, (i) that this Lease is in full force and effect and that no default exists hereunder beyond the expiration of any applicable notice and cure periods at the time of delivery of the Renewal Notice or on the effective date of the Renewal Term (as such terms are defined in the Third Amendment), (ii) that Tenant renews for a term of five (5) years leases in the Building aggregating no less than eight (8) full floors, and (iii) that Tenant delivers the Renewal Notice (with respect to each such floor for which Tenant is exercising the Renewal Option) by no later than March 31, 2022. Also for the sake of certainty, once Tenant delivers the Renewal Notice (with respect to any floor for which Tenant is exercising the Renewal Option), such Renewal Notice shall not under any circumstance be revocable by Tenant.

The Renewal Option for each of the 2nd Floor (including mezzanine), 27th Floor, 29th Floor Space, 31st Floor Space, 39th Floor, and 40th Floor of the Building shall be on all of the same terms, covenants and conditions set forth in the Lease except that during the Renewal Term (commencing April 1, 2023 and ending March 31, 2028) (i) Landlord shall have no obligation to perform any work in the Premises; (ii) Tenant shall not be entitled to any Landlord work contribution or Landlord construction allowance; (iii) Tenant shall not be entitled to any free rent, rent credit, concession or abatement; (iv) Tenant shall have no option to renew or extend the term of the Lease beyond March 31, 2028; and (v) Fixed Rent during the Renewal Term for each of the 27th Floor, 29th Floor Space, 31st Floor Space, 39th Floor, and 40th Floor shall be as follows:

Fixed Rent during Renewal Term for 27th Floor
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month

April 1, 2023 – March 31, 2024	$587,044.33	$48,920.36

April 1, 2024 – March 31, 2025	$601,720.44	$50,143.37

April 1, 2025 – March 31, 2026	$616,763.45	$51,396.95

April 1, 2026 – March 31, 2027	$632,182.54	$52,681.88

April 1, 2027 – March 31, 2028	$647,987.10	$53,998.92

Fixed Rent during Renewal Term for 29th Floor Space
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month

April 1, 2023 – March 31, 2024	$580,390.59	$48,365.88

April 1, 2024 – March 31, 2025	$594,900.36	$49,575.03

April 1, 2025 – March 31, 2026	$609,772.86	$50,814.41

April 1, 2026 – March 31, 2027	$625,017.19	$52,084.77

April 1, 2027 – March 31, 2028	$640,642.62	$53,386.88

Fixed Rent during Renewal Term for 31st Floor Space
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month

April 1, 2023 – March 31, 2024	$682,474.52	$56,872.88

April 1, 2024 – March 31, 2025	$699,536.38	$58,294.70

April 1, 2025 – March 31, 2026	$717,024.79	$59,752.07

April 1, 2026 – March 31, 2027	$734,950.41	$61,245.87

April 1, 2027 – March 31, 2028	$753,324.17	$62,777.01

Fixed Rent during Renewal Term for 39th Floor
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month

April 1, 2023 – March 31, 2024	$515,924.59	$42,993.72

April 1, 2024 – March 31, 2025	$528,822.70	$44,068.56

April 1, 2025 – March 31, 2026	$542,043.27	$45,170.27

April 1, 2026 – March 31, 2027	$555,594.35	$46,299.53

April 1, 2027 – March 31, 2028	$569,484.21	$47,457.02

Fixed Rent during Renewal Term for 40th Floor
Time Period	Fixed Rent Per Annum	Fixed Rent Per Month

April 1, 2023 – March 31, 2024	$514,329.45	$42,860.79

April 1, 2024 – March 31, 2025	$527,187.69	$43,932.31

April 1, 2025 – March 31, 2026	$540,367.38	$45,030.62

April 1, 2026 – March 31, 2027	$553,876.57	$46,156.38

April 1, 2027 – March 31, 2028	$567,723.48	$47,310.29

Fixed Rent during the Renewal Term for the 2nd Floor (including mezzanine) cannot be determined until Landlord delivers to Tenant possession of the 2nd Floor (including mezzanine). Landlord and Tenant nonetheless acknowledge and agree that Fixed Rent during the Renewal Term for the 2nd Floor (including mezzanine) shall be calculated as follows:

Fixed Rent for the first year of the Renewal Term (April 1, 2023 – March 31, 2024) shall be 1.10 times the Fixed Rent for the period beginning April 1, 2022 and continuing thereafter to and including March 31, 2023. Beginning on April 1, 2024, and thereafter on each April 1 during the Renewal Term, Fixed Rent shall be increased by 2.5% on a cumulative and compounded basis.

With respect to each of the 2nd Floor (including mezzanine), 27th Floor, 29th Floor Space, 31st Floor Space, 39th Floor, and 40th Floor, during the Renewal Term, Tenant shall be responsible for all additional rent including, without limitation, water, sewer and sprinkler charges, electricity charges, and real estate tax escalation as set forth in the Lease, and for purposes of calculating said real estate tax escalation, the base year shall not be changed with respect to each of the 2nd Floor (including mezzanine), 27th Floor, 29th Floor Space, 31st Floor Space, 39th Floor, and 40th Floor.

19. Tenant’s Surrender Option Void. In consideration for Landlord’s agreeing pursuant to this Agreement to extend the term of Tenant’s lease of the 29th Floor Space and add to the Premises the 31st Floor Space, Tenant hereby acknowledges and agrees as follows: (i) Article 22 of the Third Amendment is hereby deleted in its entirety, and (ii) the Surrender Option is hereby deemed null and void and of no force or effect.

20. Insurance. Tenant hereby agrees to (at Tenant’s sole cost and expense) procure and maintain in full force and effect throughout the remainder of term of the Lease (and any extension thereof) any and all additional insurance in the forms and with the minimum limits reasonably required by Landlord. All such insurance shall (i) name Landlord, Landlord’s managing agent, and such other parties as Landlord shall require as certificate holder and additional insured and (ii) extend to all floors (and partial floors) comprising the Premises.

Concurrently with its execution and delivery of this Agreement, Tenant shall furnish to Landlord documentation (including, without limitation certificates and endorsements) evidencing Tenant’s having obtained such insurance and paid the premiums for such insurance.

21. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Agreement, other than Newmark Grubb Knight Frank, which will be compensated by Landlord per separate agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, reasonable attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

22. Ratification. This Agreement amends and forms a part of the Lease. Landlord and Tenant hereby ratify and confirm their obligations under the Lease and represent and warrant to each other that each has no defenses thereto. Additionally, Landlord and Tenant further confirm and ratify that, as of the date hereof, (i) the Lease is and remains in good standing and in full force and effect, (ii) each has no claims, counterclaims, set-offs or defenses against the other arising out of the Lease, and other leases for space occupied by Tenant in the Building, or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (iii) except as may be otherwise be expressly set forth in the Lease, Tenant is not entitled to any free rent, rent abatement, Landlord’s work contribution or allowance, or Landlord’s work. Tenant acknowledges that to Tenant’s knowledge, Landlord has performed all obligations imposed on Landlord by the Lease, and other leases for space occupied by Tenant in the Building, prior to the date hereof.

23. Entire Agreement; No Waiver. This Agreement, together with the Lease, constitutes the entire agreement of the parties hereto with respect to the matters stated herein,

and may not be amended or modified unless such amendment or modification shall be in writing and shall have been signed by the party against whom enforcement is sought. No waiver by either party or any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Agreement shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Agreement.

24. Submission of Amendment. The submission by Landlord to Tenant of this Agreement shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant or its representative.

25. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns. In the event of any conflict or inconsistency between the terms of this Agreement and the remaining terms of this Lease, the terms of this Agreement shall govern and control. This Agreement shall be governed by the laws of the State of New York.

26. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

27. No Recordation. Landlord and Tenant agree that this Agreement shall not be recorded.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have duly executed this Agreement as of the date first written above.

LANDLORD:

500-512 SEVENTH AVENUE LIMITED PARTNERSHIP
By: 500-512 Seventh Avenue GP LLC

	By:	/s/ Joseph Chetrit
Joseph Chetrit

TENANT:

G-III LEATHER FASHIONS, INC.

By:	/s/ Jeffrey Goldfarb
Name and Title: Jeffrey Goldfarb Director of Business Development

EXHIBIT A

31st Floor Space